EXHIBIT 10.7

WARRANT TO PURCHASE COMMON STOCK ISSUED TO
IRA J. MILLER DATED NOVEMBER 20, 2006

NEITHER THIS WARRANT, NOR THE SHARES OF CAPITAL STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND NEITHER MAY BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

WARRANT

Date of Issuance: 11/20, 2006                                                                                                                     Number of Shares: 200,000

HEALTHY FAST FOOD, INC.

1.           Issuance.  This Warrant is issued to Ira J. Miller by Healthy Fast Food, Inc., a Nevada corporation (hereinafter with its successors called the “Company”).  This Warrant will be registered on the books of the Company or its agent as to principal and interest.  Any transfer of this Warrant will be effected only by surrender of this Warrant to the Company and reissuance of a new warrant to the transferee.

2.           Purchase Price; Number of Shares.  Subject to the terms and conditions hereinafter set forth and applicable securities laws, the registered holder of this Warrant (the “Holder”), commencing on the date hereof and ending on January 24, 2016, is entitled upon surrender of this Warrant with the subscription form annexed hereto as Exhibit A duly executed, at the office of the Company at 1075 American Pacific, Suite C, Henderson, Nevada 89074, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company, 200,000 fully paid and nonassessable shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at the purchase price of $1.10 per share (the “Purchase Price”).

3.           Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the outstanding principal amount thereof plus accrued but unpaid interest to the date of surrender, (iii) through delivery by the Holder to the Company of other securities issued by the Company, with such securities being credited against the Purchase Price in an amount equal to the fair market value thereof, as is determined in good faith by the board of directors of the Company (the “Board”), or (iv) by any combination of the foregoing.

The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of any securities the Holder may wish to deliver to the Company pursuant to clause (iii) above.

4.           Net Issue Election. In lieu of exercising this Warrant pursuant to Section 3 hereof, the Holder may elect to receive, without the payment by the Holder of any additional consideration, a number of Shares that is equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company by surrender of this Warrant at the principal office of the Company together with the Net Issue Election Notice similar to the form annexed hereto as Exhibit B duly executed, at the office of the Company.  Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable Shares as is computed using the following formula:

X = Y (A-B)
   A

where

X =                      the number of shares to be issued to the Holder pursuant to this Section 4.

Y =	the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

A =	the Current Value Per Share (as defined below).

B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

For purposes of the above calculation, the “Current Value Per Share” shall be (i) subject to clauses (ii) or (iii) below, the fair market value of one Shares, as determined in good faith by the Board, or (ii) if the Company is then subject to an Acquisition Event (as defined in Section 11), in which case the Current Value Per Share shall be the value per share that the holders of the Company’s Shares actually received or will receive as determined pursuant to Section 11or (iii) as defined in Schedule 1 hereto.

5.           Registration Rights.

(a)           “Piggy-Back” Registrations.  If at any time the Company shall determine to register under the Securities Act of 1933, as amended (the “Securities Act”), including pursuant to a demand of any stockholder of the Company exercising registration rights any of its securities for its own account, other than on Form S-8 or its then equivalents, it shall send to the Holder, including each holder who has the right to acquire Shares, written notice of such determination and, if within 30 days after receipt of such notice, such holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Shares such holder requests to be registered therein (the “Registrable Shares”), except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata with respect to all securities whose holders have a contractual, incidental (“piggy back”) right to include such securities in the registration statement and as to which inclusion has been requested pursuant to such right, then the Company shall be obligated to include in such registration statement only such limited portion (which may be none) of the Registrable Shares with respect to which such holder has requested inclusion hereunder.

(b)           Indemnification of the Company.  In the event that the Company registers any of the Registrable Shares under the Securities Act, each holder of the Registrable Shares so registered, to the extent permitted by law, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and any individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof (collectively, a “Person”), if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any filing with any state securities commission or agency, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares expressly for use therein; provided, however, that such holder’s obligations hereunder shall be limited to an amount equal to the net proceeds received by such holder of the Registrable Shares sold in such registration.

(c)           Indemnification of Holders of Registrable Shares.  In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will, to the extent permitted by law, indemnify and hold harmless each holder and each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any filing with any state securities commission or agency, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws or regulations applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares, any such underwriter or any such controlling Person expressly for use therein, or; (ii) in the case of a sale directly by such holder of Registrable Shares (including a sale of such Registrable Shares through any underwriter retained by such holder of Registrable Shares to engage in a distribution solely on behalf of such holder of Registrable Shares), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such holder of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws.

(d)           Further Obligations.

(i)            Whenever under the preceding Sections of this Agreement, the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

(A)           Furnish to each selling holder such copies of each preliminary and final prospectus and such other documents as said holder may reasonably request to facilitate the public offering of its Registrable Shares;

(B)           Use its best efforts to register or qualify the Registrable Shares covered by said registration statement under the applicable securities or “blue sky” laws of such jurisdictions as any selling holder may reasonably request;

(C)           Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement covering an Initial Public Offering, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(ii)           Whenever under the preceding Sections of this Agreement the holders of Registrable Shares are registering such shares pursuant to any registration statement, each such holder agrees to (i) timely provide to the Company, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Shares.

(e)           Expenses.

(i)            In the case of any registration under this Section 5, the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission and National Association of Securities Dealers, Inc. filing fees and expenses, and “blue sky” fees and expenses and the reasonable fees and disbursements of not more than one counsel for the selling holders of Registrable Shares in connection with the registration of their Registrable Shares. Despite the foregoing, the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of more than one counsel for the selling holders of Registrable Shares in connection with the registration of their Registrable Shares, or (ii) any portion of the underwriters’ commissions or discounts attributable to the Registrable Shares being offered and sold by the holders of Registrable Shares.

(ii)           The Company shall pay all expenses in connection with any registration initiated pursuant to this Agreement, which is withdrawn, delayed or abandoned at the request of the Company, unless such registration is withdrawn, delayed or abandoned solely because of any actions of the holders of Registrable Shares.

(f)           Delay of Registration.  For a period not to exceed 90 days, the Company shall not be obligated to prepare and file, or prevented from delaying or abandoning, a registration statement pursuant to this Agreement at any time when the Company, in its Board of Director’s good faith judgment with advice of counsel, reasonably believes:

(i)           that the filing thereof at the time requested, or the offering of Registrable Shares pursuant thereto, would materially and adversely affect (i) a pending or scheduled public offering of the Company’s securities, (ii) an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by or of the Company, (iii) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (iv) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and

(ii)           that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act.

6.           Partial Exercise.  This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

7.           Issuance Date.  The person or persons in whose name or names any certificate representing Shares is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.  Following the Holder’s exercise of this Warrant pursuant to Section 3 or 4 hereof, the Holder shall be entitled to all of the rights and benefits as a holder of Shares that have been granted to the other holders of the Company’s Common Stock.

8.           Expiration Date; Automatic Exercise.  This Warrant shall expire at the close of business on January 24, 2016.  Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence.

9.           Reserved Shares; Valid Issuance.  The Company covenants that it will at all times reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock.  The Company further covenants that all such shares as may be issued pursuant to such exercise and conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

10.           Stock Dividends.  If after the date the Shares is first authorized, the Company shall subdivide the Shares, by split-up or otherwise, or combine the Shares, or issue additional Shares in payment of a stock dividend on the Shares, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

11.           Capital Reorganization, Merger or Consolidation.  If at any time while this Warrant is outstanding and unexpired, (i) there shall be any reclassification, capital reorganization or change of the Shares (other than as a result of a subdivision, combination or stock dividend provided for in Section 10 hereof) (any event described in this clause (i), a “Reclassification Event”), or (ii) any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing Company and which does not result in any reclassification or change of the outstanding Shares), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company (any event described in this clause (ii), an “Acquisition Event”), then, as part of such Reclassification Event or Acquisition Event, lawful provisions shall be made so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reclassification Event or Acquisition Event by a holder of the number of Shares which might have been purchased by the Holder immediately prior to such Reclassification Event or Acquisition Event (or, if there are no holders of Shares at such time, by a holder of the number of shares of Common Stock which might have been acquired by the Holder immediately prior to such Reclassification Event or Acquisition Event upon the exercise of this Warrant in full and the conversion into shares of Common Stock of all Shares receivable upon such exercise), and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

12.           Fractional Shares.  In no event shall any fractional Shares be issued upon any exercise of this Warrant.  If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 12, be entitled to receive a fractional Shares, then the Company shall issue cash in lieu of any fraction of a share equal to such fraction of the Current Value Per Share of one whole Shares as of the date of the exercise of this Warrant.

13.           Certificate of Adjustment.  Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Chief Financial Officer or Controller of the Company setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

14.	Notices of Record Date, Etc. In the event of:

(a)           any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

(b)           any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

(c)           any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined.  Such notice shall be mailed at least fifteen (15) days prior to the date specified in such notice on which any such action is to be taken.

15.           Amendment.  The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

16.           Warrant Register; Transfers, Etc.

(a).           The Company will maintain a register containing the names and addresses of the registered holders of the Warrants.  The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.  Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

(b).           Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder.  Upon surrender of this Warrant to the Company, together with the assignment substantially in the form attached hereto as Exhibit C hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee.  Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the Shares purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.
(c).           In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant and an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Warrant.

17.           No Rights or Liabilities as Stockholders.  This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

18.           No Impairment.  The Company will not, by amendment of its Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

19.           Governing Law.   The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

20.           Successors and Assigns.  This Warrant shall be binding upon the Company’s successors and assigns and shall be binding upon and inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

21.           Headings.  The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

22.           Severability.  If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

23.           Counterparts.  For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

24.           Business Days.  If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in the State of New York, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer to take effect as of the date first hereinabove written.

HEALTHY FAST FOOD, INC.

By:	/s/ Gregory R. Janson
Name: Gregory R. Janson
Title: President

INVESTOR

By:	/s/ Ira J. Miller

Exhibit A
to Warrant

Subscription

To:____________________                                                                           Date:_________________________

The undersigned hereby subscribes for __________ Shares covered by this Warrant.  The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

Exhibit B
to Warrant

Net Issue Election Notice

To:____________________                                                                           Date:_________________________

The undersigned hereby elects under Section 4 to surrender the right to purchase _______ Shares pursuant to this Warrant.  The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

Exhibit C

to Warrant

ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)	WARRANT NO. ___

For value received, hereby sells, assigns and transfers unto ________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	# of Warrants

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:      ___________________________

Signature: ___________________________

Schedule 1

The Current Value Per Share shall mean with respect to each share of Common Stock to be purchased:

(i)           if the exercise is in connection with an underwritten public offering of the Company’s Common Stock, and if the Company’s registration statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the Current Value Per Share shall be the initial “Price to Public” specified in the final prospectus with respect to the offering;

(ii)           if this Warrant is exercised after, and not in connection with an underwritten public offering of the Company’s Common Stock, and:

(a)           if the Company’s Common Stock is traded on a securities exchange, the Current Value Per Share shall be the average of the closing prices over a five (5) day period ending three days before the day the net issuance election notice is delivered to the Company; or

(b)           if actively traded over-the-counter, the Current Value Per Share shall be deemed to be the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the five (5) day period ending three days before the net issuance election